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                                                                     EXHIBIT 21



                                     MB FINANCIAL, INC.

                            SUBSIDIARIES OF MB FINANCIAL, INC.


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             SUBSIDIARY                                              OWNERSHIP                    STATE OF INCORPORATION

Manufacturers National Corporation          Wholly-owned subsidiary of MB Financial, Inc.                 Illinois
Avondale Financial Services, Inc.           Wholly owned subsidiary of Manufacturers Bank                 Illinois
Manufacturers Community Development
  Corporation                               Wholly-owned subsidiary of Manufacturers Bank                 Illinois
Manufacturers Funding Corporation           Wholly-owned subsidiary of Manufacturers Bank                 Illinois
Manufacturers Bank                          Wholly-owned subsidiary of Manufacturers National             Illinois
                                              Corporation
Ashland Management Agency, Inc.             Wholly-owned subsidiary of Manufacturers Bank                 Illinois
MB 1200 Corporation                         Wholly-owned subsidiary of Manufacturers Bank                 Illinois
Manufacturers Deferred Exchange
  Corporation                               Wholly-owned subsidiary of Manufacturers Bank                 Illinois
Coal City Capital Trust I                   Wholly-owned subsidiary of MB Financial, Inc.                 Delaware

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